As filed with the Securities and Exchange Commission on December 13, 2013
Registration No. 333-168626
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 ____________________________________
POST-EFFECTIVE AMENDMENT NO. 3 TO
Form S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
____________________________________
CEC ENTERTAINMENT, INC.
(Exact name of registrant as specified in its charter)
 ____________________________________

Kansas	48-0905805
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
4441 West Airport Freeway, Irving, Texas 75062
(Address of Principal Executive Offices and Zip Code)
____________________________________
CEC Entertainment, Inc. Third Amended and Restated 2004 Restricted Stock Plan
CEC Entertainment, Inc. Second Amended and Restated Non-Employee Directors Restricted Stock Plan
(Full title of the plans)
Michael H. Magusiak
President and Chief Executive Officer
4441 West Airport Freeway
Irving, Texas 75062
(Name and address of agent for service)
____________________________________
(972) 258-8507
(Telephone number, including area code, of agent for service)
with copies of communications to:
John A. Granda, Esq.
Stinson Morrison Hecker LLP
1201 Walnut, Suite 2900
Kansas City, Missouri 64106
(816) 691-3188
____________________________________
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐

Non-accelerated filer ☐	Smaller reporting company ☐

EXPLANATORY NOTE
Pursuant to Rule 429 of the Securities Act of 1933, as amended (the “Securities Act”), this Post-Effective Amendment No. 3 to the Company’s Registration Statement on Form S-8, File No. 333-168626, also serves as Post-Effective Amendments to the Company’s Registration Statements on Form S-8 identified by the following File Nos.: 333-119232, 333-130142, 333-145612, 333-152992 and 333-162820.
This Post-Effective Amendment No. 3 to Form S-8 is being filed solely for the purpose of updating the reoffer prospectus that forms a part of this Post-Effective Amendment relating to the resale of control securities to be acquired by selling stockholders. The selling stockholders have acquired or will acquire the securities pursuant to the Company’s Third Amended and Restated 2004 Restricted Stock Plan and Second Amended and Restated Non-Employee Directors Restricted Stock Plan. The reoffer prospectus contained herein is intended to be a combined prospectus under Rule 429 of the Securities Act and has been prepared in accordance with the requirements of General Instruction C of Form S-8 and Part I of Form S-3, to be used in connection with reoffers and resales of control securities that have been or will be acquired by the selling stockholders.

i

REOFFER PROSPECTUS

CEC ENTERTAINMENT, INC.
1,061,803 Shares of Common Stock
 ____________________________________

This prospectus relates to shares of common stock, $0.10 par value per share (the “Common Stock”), of CEC Entertainment, Inc. which may be offered from time to time by the selling stockholders identified under the caption “Selling Stockholders” in this prospectus for their own accounts. Each of the selling stockholders has acquired or will acquire the shares of Common Stock covered by this prospectus pursuant to the CEC Entertainment, Inc. Second Amended and Restated Non-Employee Directors Restricted Stock Plan (the “Non-Employee Directors Plan”) and the CEC Entertainment, Inc. Third Amended and Restated 2004 Restricted Stock Plan (the “2004 Plan”).
This prospectus has been prepared for the purpose of registering the shares of Common Stock under the Securities Act of 1933, as amended (the “Securities Act”), to allow for future sale by the selling stockholders, on a continuous or delayed basis, to the public without restriction. Each selling stockholder and any participating broker or dealer may be deemed to be an “underwriter” within the meaning of the Securities Act, in which event any profit on the sale of shares by the selling stockholder and any commissions or discounts received by those brokers or dealers may be deemed to be underwriting compensation under the Securities Act.
Our Common Stock is traded on the New York Stock Exchange under the symbol “CEC.” On December 12, 2013, the last reported sale price of our Common Stock was $43.14 per share.
____________________________________
THIS DOCUMENT CONSTITUTES PART OF A PROSPECTUS COVERING SECURITIES
THAT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT.
 ____________________________________
Investing in our Common Stock involves risks.
You should consider carefully the risk factors referenced on page 3 of this prospectus, and the risk factors included in our periodic and current reports and in other information that we file with the Securities and Exchange Commission which is incorporated by reference in this prospectus.
____________________________________
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
____________________________________
The date of this prospectus is December 13, 2013.

REOFFER PROSPECTUS

Within this prospectus, unless otherwise indicated, any use of the terms “CEC Entertainment,” the “Company,” “we,” “us” and “our” refer to CEC Entertainment, Inc. and its subsidiaries.
CEC ENTERTAINMENT, INC.
Chuck E. Cheese’s® is a nationally recognized leader in family dining and entertainment. We were incorporated in the state of Kansas in 1980. We consider the family dining and entertainment center business to be our sole reportable operating segment.
We develop, operate and franchise family dining and entertainment centers under the name “Chuck E. Cheese’s” in 47 states and 10 foreign countries or territories. Chuck E. Cheese's stores offer wholesome family dining, distinctive musical and comic entertainment by computer-controlled robotic characters, family-oriented arcade-style and skill-oriented games, video games, rides and other activities, which are intended to uniquely appeal to our primary customer base of families with children between two and 12 years of age. Our stores offer dining selections consisting of a variety of pizzas, sandwiches, wings, appetizers, a salad bar, beverages and desserts.
Our principal executive offices are located at 4441 West Airport Freeway, Irving, Texas 75062 and our telephone number is (972) 258-8507. We maintain a website at www.chuckecheese.com.

FORWARD-LOOKING STATEMENTS

With the exception of historical information, this prospectus and our periodic and current reports filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated by reference in this prospectus and other documents deemed to be incorporated herein or therein may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, and are subject to various risks, uncertainties and assumptions. Statements that are not historical in nature, and which may be identified by the use of words such as “may,” “should,” “could,” “believe,” “predict,” “potential,” “continue,” “plan,” “intend,” “expect,” “anticipate,” “future,” “project,” “estimate” and similar expressions (or the negative of such expressions) are forward-looking statements. Forward-looking statements are made based on management’s current expectations and beliefs concerning future events and, therefore, involve a number of assumptions, risks and uncertainties, including the risk factors described in the “Risk Factors” section of our most recent Annual Report on Form 10-K and, to the extent applicable, our Quarterly Reports on Form 10-Q. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may differ from those anticipated, estimated or expected. Factors that could cause actual results to differ materially from those contemplated by forward-looking statements include, but are not limited to:

•	Our ability to successfully implement our strategic plan;

•	Competition in both the restaurant and entertainment industries;

•	Changes in consumer discretionary spending;

•	Impacts on our business and financial results from economic uncertainty in the U.S. and Canada;

•	Negative publicity concerning food quality, health, safety and other issues;

•	Increases in food, labor and other operating costs;

•	Unanticipated costs and delays in implementing our strategic plan;

•	Government regulations, including health care reform;

•	Existence or occurrence of certain public health issues;

•	Changes in consumers’ health, nutrition and dietary preferences;

•	Any disruption of our commodity distribution system, which currently utilizes a single distributor for most of our products and supplies;

•	Product liability claims and product recalls;

•	Inadequate insurance coverage;

•	Disruptions of our information technology systems and technologies;

•	Litigation risks;

•	Our dependence on a limited number of suppliers for our games, rides, redemption prizes and merchandise;

•	Adverse effects of local conditions, natural disasters and other events;

•	Increases in our leverage;

•	Loss of certain key personnel;

•	Fluctuations in our quarterly results of operations due to seasonality;

•	Our ability to adequately protect our trademarks or other proprietary rights;

•	Risks in connection with owning and leasing real estate; and

•	Conditions in foreign markets.
The forward-looking statements included or incorporated by reference in this prospectus relate only to events as of the date on which the statements were made in this prospectus or the relevant incorporated document, as the case may be. Except as may be required by law, we undertake no obligation to update our forward-looking statements to reflect events and circumstances after the date on which the statements were made in this prospectus or the relevant incorporated document, as the case may be, or to reflect the occurrence of unanticipated events.

RISK FACTORS
Investing in our Common Stock involves risks. You should carefully consider the risk factors included in our periodic and current reports or in other information that we file with the Securities and Exchange Commission (the “Commission”) which is incorporated by reference in this prospectus before making an investment decision. The occurrence of any one or more of these risks could have a material adverse effect on our financial condition, results of operations and cash flows.  The trading price of our Common Stock could decline due to any of these risks, and you may lose all or part of your investment.
USE OF PROCEEDS
We will not receive any of the proceeds from the sale of shares of Common Stock by the selling stockholders.

SELLING STOCKHOLDERS
The shares of our Common Stock to which this prospectus relates are being registered for re-offers and resales by certain of our current employees and non-employee directors who will acquire shares of Common Stock pursuant to the Non-Employee Directors Plan and the 2004 Plan. The following table sets forth certain information regarding the shares of our Common Stock beneficially owned by the selling stockholders as of November 25, 2013 and is based on 17,579,485 shares of our Common Stock outstanding on November 25, 2013. Although a person’s name is included in the table below, neither that person nor we are making an admission that the named person is our “affiliate.”

Selling Stockholder	Shares of Common Stock Beneficially Owned Prior to Offering	Shares of Common Stock Offered (1)	Shares of Common Stock Owned After the Offering (1)
			Number	%
J. Roger Cardinale Executive Vice President, Development and Purchasing; President, International	111,735	111,735	—	*
Randy G. Forsythe Executive Vice President, Director of Operations	45,008	45,008	—	*
Richard M. Frank Executive Chairman	346,359	346,359	—	*
Gen. (ret) Tommy Franks Director	15,414	15,414	—	*
Tiffany B. Kice Executive Vice President, Chief Financial Officer and Treasurer	24,815	24,815	—	*
Michael H. Magusiak President and Chief Executive Officer	402,812	402,812	—	*
Tim T. Morris Director	26,430	26,430	—	*
Louis P. Neeb Director	20,098	20,098	—	*
Cynthia Pharr Lee Director	15,973	14,373	1,600	*
Laurie E. Priest Vice President, Controller	3,829	3,829	—	*
Bruce M. Swenson Director	6,963	6,963	—	*
Walter Tyree Director	22,077	22,077	—	*
Raymond E. Wooldridge Director	48,140	21,890	26,250	*
Total	1,089,653	1,061,803	27,850	*
__________________
* Less than 1%
(1) Assumes that all shares of Common Stock will be resold by the selling stockholders and none will be held by the selling stockholders for their own accounts. We cannot assure you that the selling stockholders will sell all or any portion of the Common Stock offered by this prospectus. In addition, we cannot assure you that a selling stockholder will not transfer the Common Stock by other means not described in this prospectus.

PLAN OF DISTRIBUTION
Each selling stockholder may sell his or her shares of Common Stock covered by this prospectus for value from time to time in one or more transactions on the New York Stock Exchange or any other exchange or quotation system on which our Common Stock is traded, in negotiated transactions or in a combination of such methods of sale, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at prices otherwise negotiated. The selling stockholders may effect such transactions by selling the shares of Common Stock to or through broker-dealers, and such broker-dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the selling stockholders and/or the purchasers of the shares of Common Stock for whom such broker-dealers may act as agent (which compensation may be less than or in excess of customary commissions).
Each selling stockholder and any broker-dealer that participates in the distribution of the shares of Common Stock may be deemed to be an “underwriter” within the meaning of Section 2(11) of the Securities Act, and any commissions received by them and any profit on the resale of the shares sold by them may be deemed to be underwriting discounts and commissions under the Securities Act. All selling and other expenses incurred by the selling stockholders will be borne by the selling stockholders.
In addition to the shares of Common Stock sold hereunder, the selling stockholders, may, at any time, sell any shares of Common Stock owned by them in compliance with all of the requirements of Rule 144 of the Securities Act, regardless of whether such shares are covered by this prospectus.
There is no assurance that the selling stockholders will sell all or any portion of the shares of Common Stock offered hereby or that the selling stockholders will transfer, devise or gift these shares by other means.
We will pay all expenses in connection with this offering and will not receive any proceeds from sales of any shares of Common Stock by the selling stockholders.
EXPERTS
The consolidated financial statements incorporated in this Registration Statement by reference from the Company’s Annual Report on Form 10-K for the year ended December 30, 2012 and the effectiveness of CEC Entertainment, Inc.'s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The following documents (other than the portions of those documents furnished or otherwise not deemed to be filed), which we previously filed with the Commission pursuant to Sections 13 or 15 of the Exchange Act, are incorporated by reference into this prospectus:

(a)
our Annual Report on Form 10-K for the year ended December 30, 2012, filed on February 21, 2013 (including information specifically incorporated by reference into our Form 10-K from our Proxy Statement for our 2013 Annual Meeting of Stockholders);

(b)	our Current Reports on Form 8-K, filed on February 21, 2013, May 2, 2013, August 1, 2013, October 31, 2013 and November 8, 2013;
(c)	our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2013, filed on May 2, 2013;
(d)	our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2013, filed on August 1, 2013;
(e)	our Quarterly Report on Form 10-Q for the quarterly period ended September 29, 2013, filed on October 31, 2013; and
(f)
the description of our Common Stock contained in our registration statement on Form 8-A/A (File No. 001-13687) filed with the Commission pursuant to Section 12 of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

We incorporate by reference in this prospectus all documents subsequently filed by us with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date such documents are filed. Any statement contained herein or in any document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this registration statement, except as so modified or superseded.
We will provide without charge to you, on written or oral request, a copy of any or all of the foregoing documents incorporated herein by reference (other than exhibits to such documents, unless the exhibits are specifically incorporated by reference in the information we send to you). You may obtain a copy of any or all of the documents that have been incorporated by reference herein by writing to us at CEC Entertainment, Inc., 4441 West Airport Freeway, Irving, Texas 75062, Attention: Jay A. Young, or telephoning Jay A. Young at (972) 258-8507.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the Commission. You may read and copy any reports, proxy statements and other information we file at the Commission’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call 1-800-SEC-0330 for further information on the operation and location of the Public Reference Room. Our filings are also available to the public at the Web site maintained by the Commission at http://www.sec.gov and at our Web site at http://www.chuckecheese.com. However, the information on our Web site is not incorporated by reference in, and is not a part of, this prospectus or our filings with the Commission.
We have filed registration statements on Form S-8 with the Commission to register the resale of Common Stock with respect to shares and awards granted under the Non-Employee Directors Plan and the 2004 Plan. This prospectus is part of those registration statements. As allowed by the Commission’s rules, this prospectus does not contain all of the information you can find in the registration statements or the exhibits to the registration statements.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
The Company hereby incorporates by reference the following documents (other than the portions of those documents furnished or otherwise not deemed to be filed) filed with the Commission:

(a)
the Company’s Annual Report on Form 10-K for the year ended December 30, 2012, filed on February 21, 2013 (including information specifically incorporated by reference into the Company’s Form 10-K from its Proxy Statement for its 2013 Annual Meeting of Stockholders);

(b)	the Company’s Current Reports on Form 8-K, filed on February 21, 2013, May 2, 2013, August 1, 2013, October 31, 2013 and November 8, 2013;
(c)	the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2013, filed on May 2, 2013;
(d)	the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2013, filed on August 1, 2013;
(e)	the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 29, 2013, filed on October 31, 2013; and
(f)
the description of our Common Stock contained in our registration statement on Form 8-A/A (File No. 001-13687) filed with the Commission pursuant to Section 12 of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

We incorporate by reference in this prospectus all documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date such documents are filed. Any statement contained herein or in any document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this registration statement, except as so modified or superseded.
Item 4. Description of Securities.
Not applicable.
Item 5. Interests of Named Experts and Counsel.
Not applicable.

Item 6. Indemnification of Directors and Officers.
Kansas General Corporation Code (the “KGCC”)
Section 17-6305(a) of the KGCC empowers a corporation to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprises against expenses, judgments, fines and amounts (including attorneys’ fees) paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation; and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that he or she did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.
Section 17-6305(b) of the KGCC empowers a corporation to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.
Section 17-6305(c) of the KGCC provides that to the extent a present or former director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 17-6305, or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith.
Section 17-6305(d) of the KGCC provides that any indemnification under subsections (a) and (b) of Section 17-6305 (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in subsections (a) and (b) of Section 17-6305. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination: (1) by a majority vote of the directors who were not parties to such action, suit or proceeding, even though less than a quorum; (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum; (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion; or (4) by the stockholders.
Section 17-6305(e) of the KGCC provides that expenses, including attorneys’ fees, incurred by an officer or director in defending a civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it is ultimately determined that he or she is not entitled to be indemnified by the corporation as authorized in Section 17-6305. Such expenses, including attorneys’ fees, incurred by former directors and officers or incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

Section 17-6305(f) of the KGCC provides that the indemnification and advancement of expenses provided by, or granted pursuant to, Section 17-6305 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in a person’s official capacity and as to action in another capacity while holding such office. Section 17-6308(f) further provides that a right to indemnification or to advancement of expenses arising under a provision of the articles of incorporation or a bylaw shall not be eliminated or impaired by an amendment to such provision after the occurrence of the act or omission that is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought, unless the provision in effect at the time of such act or omission explicitly authorizes such elimination or impairment after such action or omission has occurred.

Articles of Incorporation
The Company’s Second Restated Articles of Incorporation (the “Articles”) provide that its directors shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that the Articles do not eliminate or limit the liability (i) for any breach of the director’s duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) in respect of certain unlawful dividend payments or stock purchases or redemptions, pursuant to Section 17-6424 of the KGCC and amendments thereto or (iv) for any transaction from which the director derived an improper personal benefit. Further, the Company’s Articles provide that it may agree to the terms and conditions upon which any director, officer, employee or agent accepts his or her office or position and in the Company’s Bylaws, by contract or in any other manner may agree to indemnify and protect any director, officer, employee or agent of the corporation, or any other person who serves at the Company’s request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, to the extent permitted by the laws of the State of Kansas.
Bylaws
The Company’s Amended and Restated Bylaws (the “Bylaws”) provide that each person who is or was a director or officer of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another entity (including the heirs, executors, administrators or estate of such person) shall be indemnified by the Company as of right to the full extent permitted or authorized by the laws of the State of Kansas, as now in effect and as hereafter amended (but, in the case of any such amendment, only to the extent that such amendment permits us to provide broader indemnification rights than permitted prior thereto) against any liability, judgment, fine, amount paid in settlement, cost and expense (including attorneys’ fees) asserted or threatened against and incurred by such person in his or her capacity as or arising out of his or her status as a director or officer of the Company or, if serving at our request, as a director, officer, employee or agent of another entity. The indemnification provisions of the Company’s Bylaws are not exclusive of any other rights to which those indemnified may be entitled under any other provision of the Company’s Bylaws or under any agreement, vote of stockholders or disinterested directors or otherwise, and shall not limit in any way any right which we may have to make different or further indemnification with respect to the same or different persons or classes of persons. The Company’s Bylaws further provide that the Company will advance to any person entitled to indemnification under the Bylaws such expenses and costs as the person may incur in connection with any matter, event, claim or cause of action for which indemnification is, or may be, available hereunder provided that such person agrees to return to the Company any such funds so advanced in the event that the person is not entitled to such indemnification.

In addition, the Company’s Bylaws provide that no person will be liable to the Company for any loss, damage, liability or expense suffered by him or her on account of any action taken or omitted to be taken by him or her as a director or officer of the Company or of any other entity which he or she serves as a director, officer, employee or agent at our request, if such person (i) exercised the same degree of care and skill as a prudent person would have exercised under the circumstances in the conduct of his or her own affairs, or (ii) took or omitted to take such action in reliance upon advice of the Company's counsel, or for such other entity, or upon statements made or information furnished by directors, officers, employees or agents of the corporation or for such other entity which he or she had no reasonable grounds to disbelieve.
Indemnification Agreements and Insurance
The Company has limited indemnification agreements with certain officers that are included in such officers’ employment agreements. The Company has also entered into indemnification agreements with each of its directors and certain senior officers. The indemnification agreements supplement existing indemnification provisions of the Articles and Bylaws and, in general, provide for indemnification of and advancement of expenses to the indemnified party, subject to the terms and conditions provided in the indemnification agreement. The indemnification agreements also establish processes and procedures for indemnification claims, advancement of expenses and other determinations with respect to indemnification.
The Company also maintains a directors’ and officers’ liability insurance policy insuring its directors and officers against certain losses resulting from certain acts committed by them in their capacities as directors and officers of the Company.
Item 7. Exemption from Registration Claimed.
Not applicable.
Item 8. Exhibits.

Description

5.1*	Opinion of Stinson Morrison Hecker LLP

23.1**	Consent of Deloitte & Touche LLP

23.2*	Consent of Stinson Morrison Hecker LLP (included in Exhibit 5.1)

24.1*	Power of Attorney

99.1
CEC Entertainment, Inc. Third Amended and Restated 2004 Restricted Stock Plan effective as of May 4, 2010 (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K (File No. 001-13687) filed with the Commission on May 6, 2010)

99.2
CEC Entertainment, Inc. Second Amended and Restated Non-Employee Directors Restricted Stock Plan effective as of May 4, 2010 (incorporated by reference to Exhibit 10.2 to the Registrant’s Quarterly Report on Form 10-Q (File No. 001-13687) filed with the Commission on August 5, 2010)

*	Previously filed.
**	Filed herewith.

Item 9. Undertakings.
(a) The undersigned registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.
(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(b) The undersigned registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this post-effective amendment to the registration statement to be signed on its behalf by the undersigned, hereunto duly authorized, in the City of Irving, State of Texas, on this 13th day of December 2013.

CEC ENTERTAINMENT, INC.

By:	/s/ Tiffany B. Kice
Tiffany B. Kice
Executive Vice President, Chief Financial Officer and Treasurer

Pursuant to the requirements of the Securities Act, this post-effective amendment to the registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature                    Title                Date

*            President, Chief Executive Officer        December 13, 2013
Michael H. Magusiak            and Director (Principal Executive Officer)

*            Executive Vice President, Chief Financial    December 13, 2013
Tiffany B. Kice                Officer and Treasurer (Principal
Financial Officer)

*            Vice President, Controller (Principal    December 13, 2013
Laurie E. Priest                Accounting Officer)

*            Executive Chairman            December 13, 2013
Richard M. Frank

*            Director                    December 13, 2013
General (ret) Tommy Franks

*            Director                    December 13, 2013
Tim T. Morris

*            Director                    December 13, 2013
Louis P. Neeb

*            Director                    December 13, 2013
Cynthia Pharr Lee

*            Director                    December 13, 2013
Bruce M. Swenson

*            Director                    December 13, 2013
Walter Tyree

*            Director                    December 13, 2013
Raymond E. Wooldridge

*By:
/s/ Jay A. Young                Attorney-in-fact                December 13, 2013
Jay A. Young

EXHIBIT INDEX

Exhibit Number	Description

5.1*	Opinion of Stinson Morrison Hecker LLP

23.1**	Consent of Deloitte & Touche LLP

23.2*	Consent of Stinson Morrison Hecker LLP (included in Exhibit 5.1)

24.1*	Power of Attorney

99.1
CEC Entertainment, Inc. Third Amended and Restated 2004 Restricted Stock Plan effective as of May 4, 2010 (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on 8-K (File No. 001-13687) filed with the Commission on May 6, 2010)

99.2
CEC Entertainment, Inc. Second Amended and Restated Non-Employee Directors Restricted Stock Plan effective as of May 4, 2010 (incorporated by reference to Exhibit 10.2 to the Registrant’s Quarterly Report on Form 10-Q (File No. 001-13687) filed with the Commission on August 5, 2010)

__________________

*	Previously filed.
**	Filed herewith.